EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 3, 2003, which appears on page F-1 of the Annual Report on Form 10-K of Equitex, Inc. for the year ended December 31, 2002.



GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado
December 10, 2003